UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2025
BXP, INC.
BOSTON PROPERTIES LIMITED PARTNERSHIP
(Exact Name of Registrants As Specified in its Charter)

BXP, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street, Suite 1900, Boston, Massachusetts 02199
(Address of Principal Executive Offices) (Zip Code)
(617) 236-3300
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
BXP, Inc.	Common Stock, par value $0.01 per share	BXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
BXP, Inc.:
Emerging growth company ☐

Boston Properties Limited Partnership:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

BXP, Inc. ☐         Boston Properties Limited Partnership ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2025, Boston Properties Limited Partnership (the “Company”), a Delaware limited partnership and the entity through which BXP, Inc. conducts substantially all of its business, amended and restated its revolving credit agreement (as amended and restated, the “2025 Credit Facility”). The 2025 Credit Facility provides for aggregate borrowings of up to $2.950 billion through an unsecured revolving credit facility and an unsecured term loan facility, subject to customary conditions. Among other things, the amendment and restatement (1) increased the total commitment of the revolving line of credit (the “Revolving Facility”) from $2.0 billion to $2.250 billion, (2) extended the maturity date of the Revolving Facility from June 15, 2026 to March 29, 2030, and (3) added a $700.0 million unsecured term loan facility (the “Term Loan Facility”) with an initial maturity date of March 30, 2029, with two six-month extension options, each subject to customary conditions. In addition, the Company may increase the total commitment under the 2025 Credit Facility to a maximum commitment amount of up to $3.5 billion through increase(s) in the Revolving Facility and/or by incurring one or more term loans, in each case, subject to syndication of the increase and other customary conditions.

At closing on March 28, 2025, the Company drew the full $700.0 million of the Term Loan Facility under the 2025 Credit Facility, the proceeds of which were used to fully repay the $700.0 million of borrowings outstanding under the Company’s unsecured term loan facility pursuant to that certain Credit Agreement dated as of January 4, 2023, as amended from time to time, which was scheduled to mature on May 16, 2025. Following the closing, the Company has an outstanding balance of $300.0 million under the Revolving Facility.

At the Company’s option, loans under the 2025 Credit Facility that are advanced in U.S. dollars will bear interest at a rate per annum equal to Term SOFR, Daily Simple SOFR or a Base Rate (each as defined in the Tenth Amended and Restated Credit Agreement, which governs the 2025 Credit Facility (the “Credit Agreement”)), in each case, plus a margin based on the Company’s credit rating ranging from (i) for Term SOFR and Daily Simple SOFR loans, (a) under the Revolving Facility, 70.0 to 140.0 basis points, or (b) under the Term Loan Facility, 75.0 to 160.0 basis points (plus a SOFR conversion adjustment of 10 basis points), and (ii) for Base Rate loans, (a) under the Revolving Facility, 0 to 40.0 basis points, or (b) under the Term Loan Facility, 0 to 60.0 basis points. At the Company’s option, loans under the Revolving Facility can also be denominated in Euros, Sterling or Canadian Dollars and such loans will bear interest at a rate per annum equal to (1) in the case of loans denominated in Euro, EURIBOR, (2) in the case of loans denominated in Canadian Dollars, Term CORRA (as adjusted), and (3) in the case of loans denominated in Sterling, SONIA (as adjusted), plus, in each case, a margin based on the Company’s credit rating as described above for loans under the Revolving Facility.

Based on the Company’s current credit rating, (1) for SOFR-based loans under the Revolving Facility, the per annum interest rate margin is 85 basis points, (2) for SOFR-based loans under the Term Loan Facility, the per annum interest rate margin is 105 basis points (as adjusted) and (3) for Base Rate-based loans under both the Revolving Facility and Term Loan Facility, the margin is 0 basis points. Pursuant to the 2025 Credit Facility, the Company is obligated to pay (1) in quarterly installments the facility fee on the total commitment under the Revolving Facility at a rate per annum ranging from 0.10% to 0.30% based on the Company’s credit rating and (2) an annual fee on the undrawn amount of each letter of credit ranging from 70.0 to 140.0 basis points based on the Company’s credit rating. The facility fee for commitments under the Revolving Facility is 0.20% per annum based on the Company’s current credit rating.

The 2025 Credit Facility contains customary representations and warranties, affirmative and negative covenants, and events of default provisions, including the failure to pay indebtedness, breaches of covenants and bankruptcy and other insolvency events, which could result in the acceleration of the obligation to repay all outstanding amounts and the cancellation of all commitments outstanding under the Credit Agreement. Among other covenants, the 2025 Credit Facility requires that the Company maintain on an ongoing basis: (1) a leverage ratio not to exceed 60%, however, the leverage ratio may increase to no greater than 65% provided that it is reduced back to 60% within one year, (2) a secured debt leverage ratio not to exceed 55%, (3) a fixed charge coverage ratio of at least 1.40, (4) an unsecured debt leverage ratio not to exceed 60%, however, the unsecured debt leverage ratio may increase to no greater than 65% provided that it is reduced to 60% within one year, (5) an unsecured debt interest coverage ratio of at least 1.75 and (6) limitations on permitted investments.

The 2025 Credit Facility was arranged by BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, with Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Banco Bilbao Vizcaya Argentaria, S.A., BNY, M&T Bank, Mizuho, Morgan Stanley Bank, N.A., PNC Bank, National Association, Scotiabank, Sumitomo Mitsui Banking Corporation, TD Bank, N.A., Truist Bank, U.S. Bank National Association, and Wells Fargo Bank, N.A. as Documentation Agents, and Landesbank Baden-Württemberg, New York Branch as participating bank.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.    Other Events.

In connection with the closing of the 2025 Credit Facility, also on March 28, 2025, the Company increased the amount by which it may issue unsecured commercial paper notes under its commercial paper program (the “Commercial Paper Program”) by $250.0 million from $500.0 million to $750.0 million. The Commercial Paper Program continues to be backstopped by available capacity under the 2025 Credit Facility. Other than the foregoing, all other terms of the Commercial Paper Program remain unchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
*10.1	Tenth Amended and Restated Credit Agreement, dated as of March 28, 2025, among Boston Properties Limited Partnership and the lenders identified therein.
*101.SCH	Inline XBRL Taxonomy Extension Schema Document.
*101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
*101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
*101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
*104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).
______________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BXP, INC.

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer
and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP
By: BXP, Inc., its General Partner

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer
and Treasurer

Date: March 31, 2025